UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 9, 2012

GARTNER, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14443	04-3099750

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 10212
56 Top Gallant Road
Stamford, CT 06902-7700
(Address of Principal Executive Offices, including Zip Code)

(203) 316-1111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 9, 2012, the Compensation Committee of the Board of Directors of Gartner, Inc. (the “Company” or “Gartner”) approved the following compensatory arrangements for the Company’s named executive officers (as most recently set forth in the Company’s 2011 proxy statement dated April 18, 2011); i.e., Eugene A. Hall (chief executive officer); Christopher J. Lafond (chief financial officer); Lewis G. Schwartz (senior vice president, general counsel and corporate secretary); Per Anders Waern (senior vice president, consulting); and Dale Kutnick (senior vice president, executive programs) (the “NEOs”), as follows:

2012 Executive Performance Bonus Plan.

The Compensation Committee approved and made Gartner’s 2012 Executive Performance Bonus Plan (the “Plan”) award and established annual target bonus amounts that may be earned for fiscal year 2012 under the Plan by Messrs. Hall, Lafond, Schwartz, Waern and Kutnick of $799,162, $280,855, $251,919, $222,984 and $222,984, respectively. These target bonus amounts (100%) will be adjusted from 0% to 200% of target based upon achievement of the performance metrics set by the Compensation Committee relating to 2012 EBITDA and Contract Value (CV) at December 31, 2012, and certification of such achievement by the Compensation Committee in February 2012. The target amounts represent 100% of base salary for Mr. Hall and 60% of base salary for each of Messrs. Lafond, Schwartz, Waern and Kutnick.

2012 Long - Term Incentive Award.

The Compensation Committee approved and made 2012 annual long-term incentive equity awards to the NEOs under our stockholder-approved 2003 Long-Term Incentive Plan consisting of Stock Appreciation Rights (SARs) and Performance Stock Units (PSUs) as follows:

Name	Number of SARs	Target Number of PSUs*

Eugene A. Hall	145,413	116,567
Christopher J. Lafond	40,529	32,489
Lewis G. Schwartz	20,239	16,224
Per Anders Waern	20,239	16,224
Dale Kutnick	20,239	16,224

*         Adjusted as described in the narrative below

          Stock Appreciation Rights. The Stock Appreciation Rights Agreements provide for the grant of a number of stock appreciation rights that will be paid in shares of Gartner common stock once the applicable vesting criteria have been met. Assuming continued service through each vesting date, the SARs vest in four equal annual installments commencing February 9, 2013 and expire 7 years from grant. Upon exercise of the SARs, the NEO must pay a purchase price per share equal to the value of Gartner’s common stock on the date of grant ($37.81), or the NEO may settle the SARs by allowing the Company to withhold a sufficient number of shares that is equal in value to the aggregate exercise price. The Company will withhold a portion of the shares subject to the grant to cover applicable tax withholding.

          Performance Units. The Performance Stock Unit Agreements provide for the grant of a target number of PSUs that will be paid in shares of Gartner common stock once the applicable vesting criteria have been met. The actual number of PSUs granted depends upon achievement of a performance metric set by the Compensation Committee relating to Gartner’s CV at December 31, 2012. The target number of PSUs will be adjusted from 0% and 200% of target based upon achievement of the performance metric, and certification of such achievement by the Compensation Committee in February 2013. Assuming continued service through each vesting date, the PSUs, as adjusted, will vest in four equal annual installments commencing February 9, 2013. The Company will withhold a portion of the shares subject to the grant to cover applicable tax withholding.

     Stockholder Rights. SAR and PSU recipients do not have stockholder rights, including voting rights and the right to receive dividends and distributions, until after actual shares of Gartner common stock are released upon exercise or vesting.

     The Forms of 2012 Stock Appreciation Right Agreement and 2012 Performance Stock Unit Agreement are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

EXHIBIT NO.	DESCRIPTION

10.1	Form of 2012 Stock Appreciation Right Agreement
10.2	Form of 2012 Performance Stock Unit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gartner, Inc.

Date: February 15, 2012	By:	/s/ Christopher J. Lafond

Christopher J. Lafond
Executive Vice President,
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

10.1	Form of 2012 Stock Appreciation Right Agreement
10.2	Form of 2012 Performance Stock Unit Agreement